FS-4

Pro Forma Statement of Earnings
For the 12 month period ending March 31st
$USD

                                                          Emera Inc.      BHE          Adjustments    Consolidated
Revenue
   Electric                                                  $554.7       $218.4                         $773.2
   Fuel Oil                                                    52.3         --                             52.3
   Other                                                        7.2         --                              7.2
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                                                              614.3        218.4           --             832.7
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Cost of Operations                                                          --
   Fuel for generation and power purchased                    193.9        119.1                          312.9
   Cost of fuel oil sold                                       47.6         --                             47.6
   Operating, maintenance and general                         116.2         37.2                          153.4
   Grants in lieu of property taxes/property taxes              7.8          4.7                           12.5
   Provincial capital tax                                       4.9         --                              4.9
   Depreciation                                                64.8          9.9                           74.7
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                                                              435.1        170.9           --             606.0
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Earnings from operations                                      179.1         47.5           --             226.7
Equity earnings                                                 4.5          0.6                            5.0
Amortization                                                  (12.8)       (16.7)                         (29.5)
Allowance for funds used during construction                    3.2          0.5                            3.7
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Earnings before interest and taxes                            173.9         32.0           --             205.9
Interest                                                       91.6         15.1                          106.7
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Earnings before taxes                                          82.4         16.9           --              99.3
Income taxes                                                    9.3          6.7                           16.0
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Net earnings before non-controlling interest                   73.1         10.2           --              83.3
Non-controlling interest                                        6.9          0.3                            7.2
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Net earnings applicable to common shares                      $66.2         $9.9          $0.0            $76.1
=================================================================================================================

Balance Sheet
As at March 31, 2001
$USD

                                                          Emera Inc.      BHE          Adjustments    Consolidated
------------------------------------------------------------------------------------------------------------------
Assets
Current assets
     Cash                                                       2.8         17.3                           20.2
     Short-term investments                                    84.8         --                             84.8
     Accounts receivable                                      109.6         35.3                          144.9
     Income tax recoverable                                     0.9         --                              0.9
     Inventory                                                 69.5          2.6                           72.2
     Prepaid expenses                                           1.3          0.4                            1.7
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                                                              268.9         55.7           --             324.6
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Funds held by trustee                                          --           23.0                           23.0
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Long-term receivable                                            2.6                                         2.6
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Deferred charges                                              199.2        207.5                          406.7
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Future income tax asset                                         4.9                                         4.9
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Goodwill                                                        4.7                        53.6            58.3
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Investment                                                     49.1          8.8                           57.9
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Property, plant & equipment (net)                           1,563.2        229.0                        1,792.2
Construction work in progress                                  50.3          7.3                           57.5
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                                                            1,613.4        236.3           --           1,849.7
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                                                            2,142.9        531.4           53.6         2,727.9
=================================================================================================================
Liabilities & Shareholders' Equity
Current Liabilities
     Current portion of long-term debt                        102.2         21.7                         123.9
     Short term debt                                          200.9         --            200.8          401.7
     Accounts payable and accrued charges                     126.8         32.5                         159.4
     Dividends payable                                          2.2          1.5                           3.7
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                                                              432.1         55.8          200.8          688.7
----------------------------------------------------------------------------------------------------------------
Future income tax liability                                     1.8         69.8                          71.6
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Deferred credits                                                0.2        103.6                         103.8
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Long-term debt                                                746.6        160.1                         906.7
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Non-controlling interest                                      175.4          4.7                         180.1
----------------------------------------------------------------------------------------------------------------
Shareholders' equity
     Common shares                                            568.8         95.7          (95.7)         568.8
     Foreign exchange translation                               0.5         --                             0.5
     Retained earnings                                        217.5         41.6          (51.5)         207.6
----------------------------------------------------------------------------------------------------------------
                                                              786.8        137.3         (147.2)         776.9
----------------------------------------------------------------------------------------------------------------
                                                            2,142.9        531.4           53.6        2,727.9
================================================================================================================
----------------------------------------------------------------------------------------------------------------
% Debt                                                         52.2%        56.1%                         60.0%
% Preferred                                                     8.7%         1.5%                          7.5%
% Common                                                       39.1%        42.4%                         32.5%
----------------------------------------------------------------------------------------------------------------

Note:
1) Adjustment to retained earnings includes a $9.9M write-off related to PERC warrants.